Exhibit 99.2

BLUE ACQUISITION GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Financial Statements

As of January 25, 2015 and April 27, 2014 and for

the Nine Months Ended January 25, 2015 and January 26, 2014

BLUE ACQUISITION GROUP, INC. AND SUBSIDIARIES

For the Nine Months Ended January 25, 2015

BLUE ACQUISITION GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share data)

	January 25, 2015	April 27, 2014
	(unaudited)	(derived from audited financial statements)
		See Note 1
ASSETS

Cash and cash equivalents	$155.8	$112.8
Trade accounts receivable, net of allowance	146.4	127.2
Inventories, net	213.6	227.5
Prepaid expenses and other current assets	118.7	164.3

Total current assets	634.5	631.8

Property, plant and equipment, net	363.6	375.4
Goodwill	2,113.4	2,113.4
Intangible assets, net	2,119.8	2,155.2
Other assets, net	89.6	87.8

Total assets	$5,320.9	$5,363.6

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$291.8	$367.8
Current portion of long-term debt	17.3	17.3

Total current liabilities	309.1	385.1

Long-term debt, net of discount	2,590.4	2,603.0
Deferred tax liabilities	790.7	792.1
Other non-current liabilities	75.1	95.3

Total liabilities	3,765.3	3,875.5

Common stock, restricted common stock and stock options classified as temporary equity	25.3	23.1

Stockholders’ equity:
Common stock ($0.01 par value per share, shares authorized:
1,000,000,000; 314,857,728 and 314,402,328 issued and outstanding, respectively)	3.1	3.1
Additional paid-in capital	1,567.3	1,563.4
Accumulated other comprehensive income	7.6	8.4
Retained earnings (accumulated deficit)	(47.7)	(109.9)

Total stockholders’ equity	1,530.3	1,465.0

Total liabilities, common stock, restricted common stock and stock options classified as temporary equity and stockholders’ equity	$5,320.9	$5,363.6

See accompanying Notes to the Condensed Consolidated Financial Statements.

BLUE ACQUISITION GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in millions)

	Nine Months Ended
	January 25, 2015	January 26, 2014
Net sales	$1,685.1	$1,608.7
Cost of products sold	1,088.7	1,026.3

Gross profit	596.4	582.4
Selling, general and administrative expense	367.6	362.0

Operating income	228.8	220.4
Interest expense	105.7	176.8
Other (income) expense, net	19.9	(9.8)

Income from continuing operations before income taxes	103.2	53.4
Provision for income taxes	40.9	25.0

Income from continuing operations	62.3	28.4
Loss from discontinued operations before income taxes	(5.1)	(105.4)
Benefit for income taxes	(5.0)	(38.4)

Loss from discontinued operations	(0.1)	(67.0)

Net income (loss)	$62.2	$(38.6)

See accompanying Notes to the Condensed Consolidated Financial Statements.

BLUE ACQUISITION GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (unaudited)

(in millions)

	Nine Months Ended
	January 25, 2015	January 26, 2014
Net income (loss)	$62.2	$(38.6)

Other comprehensive income (loss):
Foreign currency translation adjustments	—	(1.5)
Pension and other postretirement benefit adjustments:	6.9	(0.6)
Gain (loss) on cash flow hedging instruments, net of tax	(7.7)	2.7

Total other comprehensive loss	(0.8)	0.6

Comprehensive income (loss)	$61.4	$(38.0)

See accompanying Notes to the Condensed Consolidated Financial Statements.

BLUE ACQUISITION GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(in millions)

	Nine Months Ended
	January 25, 2015	January 26, 2014
Operating activities:
Net income (loss)	$62.2	$(38.6)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	74.5	102.3
Deferred taxes	(3.9)	(62.3)
Write off of debt issuance costs and loss on debt refinancing/repricing	—	1.7
Loss on asset disposals	1.3	3.7
Stock compensation expense	7.3	11.8
Unrealized (gain) loss on derivative financial instruments	23.0	(25.1)
Impairment on assets held for sale	—	193.8
Other items, net	(1.2)	(0.6)
Changes in operating assets and liabilities	(69.8)	(263.4)

Net cash provided by (used in) operating activities	93.4	(76.7)

Investing activities:
Capital expenditures	(38.6)	(64.5)
Net costs from asset disposals	9.1	0.2
Cash used in business acquisition, net of cash acquired	—	(334.6)
Purchases of equity method investments	(7.6)	(14.6)
Other items, net	(0.2)	—

Net cash used in investing activities	(37.3)	(413.5)

Financing activities:
Proceeds from short-term borrowings	—	239.9
Payments on short-term borrowings	—	(240.9)
Principal payments on long-term debt	(13.0)	(74.5)
Payments of debt-related costs	(0.2)	—
Issuance of common stock	—	0.7

Net cash used in financing activities	(13.2)	(74.8)

Effect of exchange rate changes on cash and cash equivalents	0.1	(0.1)
Net change in cash and cash equivalents	43.0	(565.1)
Cash and cash equivalents at beginning of period	112.8	594.2

Cash and cash equivalents at end of period	$155.8	$29.1

See accompanying Notes to the Condensed Consolidated Financial Statements.

BLUE ACQUISITION GROUP, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the nine months ended January 25, 2015

(unaudited)

Note 1. Business and Basis of Presentation

Blue Acquisition Group, Inc. (together with its subsidiaries, “the Company”) was incorporated in Delaware on November 19, 2010, in connection with the acquisition of Del Monte Foods Company (“DMFC”) on March 8, 2011 by an investor group led by funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”), Vestar Capital Partners (“Vestar”) and Centerview Capital, L.P. (“Centerview,” and together with KKR and Vestar, the “Sponsors”). The acquisition (also referred to as the “Merger”) was effected by the merger of Blue Merger Sub Inc. (“Blue Sub”) with and into DMFC, with DMFC being the surviving corporation. As a result of the Merger, DMFC became a wholly-owned subsidiary of the Company. Substantially all of the Company’s outstanding common stock is held by Blue Holdings I, L.P., an investment fund that is owned in its entirety by funds affiliated with the Sponsors and related entities. Blue Holdings GP, LLC is the general partner of Blue Holdings I, L.P. Funds affiliated with the Sponsors and related entities own controlling interests in Blue Holdings GP, LLC.

Del Monte Corporation (“DMC,” together with its consolidated subsidiaries, “Del Monte”) was a direct, wholly-owned subsidiary of DMFC. On April 26, 2011, DMFC merged with and into DMC, with DMC being the surviving corporation. As a result of this merger, DMC became a direct wholly-owned subsidiary of the Company. In connection with the sale of the Consumer Products Business (see “Discontinued Operations and Assets Held for Sale” below) on February 18, 2014, DMC changed its name to Big Heart Pet Brands (together with its consolidated subsidiaries, “Big Heart Pet”). As the Company is a holding company with no direct operations, the consolidated financial results of the Company reflect that of Big Heart Pet. The term “Operating Subsidiary” is used herein to refer to DMC prior to the company name change in February 2014 and to Big Heart Pet subsequent to the company name change in February 2014.

The Company operates on a 52 or 53-week fiscal year ending on the Sunday closest to April 30. The results of operations for the nine months ended January 25, 2015 and January 26, 2014 each reflect periods that contain 39 weeks.

Big Heart Pet is the largest U.S. standalone producer, distributor and marketer of premium quality, branded pet food and pet snacks. The Company’s pet food and pet snacks brands include well-known household brands such as Meow Mix®, Milk-Bone®, Kibbles ‘n Bits®, 9Lives®, Natural Balance®, Pup-Peroni®, Gravy Train®, Nature’s Recipe®, Canine Carry Outs®, Milo’s Kitchen® and other brand names. The Company has one operating segment: Pet Products, which manufactures, markets and sells branded and private label dry and wet pet food and pet snacks.

The accompanying unaudited condensed consolidated financial statements as of January 25, 2015 and for the nine months ended January 25, 2015 and January 26, 2014 have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and notes required by GAAP for annual financial statements. These unaudited condensed consolidated financial statements should be read in conjunction with the notes to the consolidated financial statements in the Company’s 2014 annual financial statements included elsewhere in this Current Report on Form 8-K (“2014 Annual Report”). In the opinion of management, all adjustments consisting of normal and recurring entries considered necessary for a fair presentation of the results for the interim periods presented have been included. All significant intercompany balances and transactions have been eliminated. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect reported amounts in the financial statements and accompanying notes. These estimates are based on information available as of the date of the unaudited condensed consolidated financial statements. Therefore, actual results could differ from those estimates. Furthermore, operating results for the nine months ended January 25, 2015 are not necessarily indicative of the results expected for the fiscal year ending May 3, 2015 (“fiscal 2015”). The Company’s income from continuing operations and Loss from discontinued operations were increased by $2.7 million and $2.6 million, respectively, for the nine months ended January 25, 2015 as a result of adjustments related to prior periods that were not deemed material to prior year results or to expected results for fiscal 2015.

The results of the former Consumer Products Business have been reported as discontinued operations for all periods presented. Expenses allocated to discontinued operations are limited to selling, administrative and distribution expenses that were directly attributable to the Consumer Products Business in accordance with the terms of the purchase agreement. Consequently, certain expenses that have historically been allocated to the Consumer Products segment are not included in discontinued operations. The Company has combined cash flows from discontinued operations with cash flows from continuing operations within the operating, investing and financing categories in the Condensed Consolidated Statements of Cash Flows for all periods presented. Cash flows are not comparable year over year due to the sale of the Consumer Products Business.

BLUE ACQUISITION GROUP, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the nine months ended January 25, 2015

(unaudited)

As of January 25, 2015, the Company had recorded a gross receivable of $16.3 million for the working capital adjustment related to the sale of the Consumer Products Business. In June 2014, the Operating Subsidiary received a Notice of Disagreement from the Acquiror disputing the $16.3 million working capital adjustment presented by the Operating Subsidiary as well as the incremental preliminary working capital adjustment of approximately $110 million paid by the Acquiror at closing on February 18, 2014. The purchase agreement specifies that such working capital disputes are to be submitted to and resolved by a mutually agreed upon independent certified public accounting firm in the United States of national recognition. The Operating Subsidiary believes that the working capital adjustment presented to the Acquiror is appropriate, is in accordance with the terms of the purchase agreement and plans to vigorously defend its position. However, the Company cannot currently predict the ultimate outcome of this dispute.

Net sales from discontinued operations were $0.0 million for the nine months ended January 25, 2015 and $1,228.9 million for the nine months ended January 26, 2014. Loss from discontinued operations before income taxes was $(5.1) million for the nine months ended January 25, 2015 and $(105.4) million for the nine months ended January 26, 2014. All subsequent footnote disclosures represent continuing operations.

Note 2. Recently Issued Accounting Standards

There have been no material developments in recently issued accounting standards potentially impacting the Company’s consolidated financial statements since those reported in the 2014 Annual Report.

BLUE ACQUISITION GROUP, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the nine months ended January 25, 2015

(unaudited)

Note 3. Supplemental Financial Statement Information

	January 25, 2015	April 27, 2014
	(in millions)
Trade accounts receivable, net of allowance:
Trade	$146.4	$127.2
Allowance for doubtful accounts	—	—

Total	$146.4	$127.2

Inventories, net:
Finished products	$179.3	$191.5
Raw materials and in-process materials	23.0	24.5
Packaging materials and other	11.3	11.5

Total	$213.6	$227.5

Prepaid expenses and other current assets:
Prepaid taxes	$32.7	$57.3
Other prepaid expenses	25.8	36.1
Other current assets	60.2	70.9

Total	$118.7	$164.3

Property, plant and equipment, net:
Land and land improvements	$8.5	$12.4
Buildings and leasehold improvements	120.1	123.3
Machinery and equipment	272.7	256.8
Computers and software	62.3	58.8
Construction in progress	39.9	35.8

	503.5	487.1
Accumulated depreciation	(139.9)	(111.7)

Total	$363.6	$375.4

Accounts payable and accrued expenses:
Accounts payable-trade	$132.2	$175.9
Marketing, advertising and trade promotion	49.1	67.6
Accrued benefits, payroll and related costs	33.8	37.3
Accrued interest	37.9	21.2
Other current liabilities	38.8	65.8

Total	$291.8	$367.8

Other non-current liabilities:
Accrued postretirement benefits	$17.8	$29.8
Pension liability	21.8	17.1
Long-term hedge payable	—	9.8
Other non-current liabilities	35.5	38.6

Total	$75.1	$95.3

Accumulated other comprehensive income:

Pension and other postretirement benefits adjustments, net of tax	$12.9	$6.0
Income (loss) on cash flow hedging instruments, net of tax	(5.3)	2.4

Total accumulated other comprehensive income	$7.6	$8.4

BLUE ACQUISITION GROUP, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the nine months ended January 25, 2015

(unaudited)

Note 4. Goodwill and Intangible Assets

The following table presents the Company’s goodwill and intangible assets (in millions):

	January 25, 2015	April 27, 2014
Goodwill	$2,113.4	$2,113.4

Non-amortizable intangible assets:
Trademarks	$1,389.9	$1,389.9

Amortizable intangible assets:
Trademarks	39.3	39.3
Customer relationships	852.7	852.7

	892.0	892.0
Accumulated amortization	(162.1)	(126.7)

Amortizable intangible assets, net	729.9	765.3

Total intangible assets, net	$2,119.8	$2,155.2

Amortization expense for the period indicated below was as follows (in millions):

	Nine Months Ended
	January 25, 2015	January 26, 2014
Amortization expense	$35.4	$33.4

As of January 25, 2015, expected amortization of intangible assets for each of the five succeeding fiscal years and thereafter is as follows (in millions):

2015 (remainder)	$11.9
2016	47.1
2017	46.7
2018	46.7
2019	46.7
2020 and thereafter	530.8

Note 5. Derivative Financial Instruments

The Operating Subsidiary uses interest rate swaps, commodity swaps, futures, option and swaption (an option on a swap) contracts as well as foreign currency forward contracts, to hedge market risks relating to possible adverse changes in interest rates, commodity, transportation, and foreign currency exchange rates and other input price exposures. The Operating Subsidiary continually monitors its positions and the credit ratings of the counterparties involved to mitigate the amount of credit exposure to any one party.

The Company designates each derivative contract as one of the following: (1) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (“cash flow hedge”) or (2) a hedging instrument for which the change in fair value is recognized to act as an economic hedge but does not meet the requirements to receive hedge accounting treatment (“economic hedge”). As of January 25, 2015, the Operating Subsidiary had both cash flow and economic hedges.

Interest Rates: The Operating Subsidiary’s debt primarily consists of floating rate term loans and fixed rate notes. The Operating Subsidiary maintains its floating rate revolver for flexibility and for other general corporate purposes. Interest expense on the Operating Subsidiary’s floating rate debt is typically calculated based on a fixed spread over a reference rate, such as LIBOR (also

BLUE ACQUISITION GROUP, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the nine months ended January 25, 2015

(unaudited)

known as the Eurodollar rate). Therefore, fluctuations in market interest rates will cause interest expense increases or decreases on a given amount of floating rate debt.

The Operating Subsidiary from time to time manages a portion of its interest rate risk related to floating rate debt by entering into interest rate swaps in which the Operating Subsidiary receives floating rate payments and makes fixed rate payments. Swaps are recorded as an asset or liability in the Condensed Consolidated Balance Sheets at fair value. The Company currently accounts for these interest rate swaps as economic hedges and gains and losses are recorded directly in earnings.

As of January 25, 2015, the following economic hedge swaps were outstanding:

Contract date	(in millions)	Fixed LIBOR rate	Effective date	Maturity date
April 12, 2011	$900.0	3.029%	September 4, 2012	September 1, 2015

On August 13, 2010, the Operating Subsidiary entered into interest rate swaps with a total notional amount of $300.0 million as the fixed rate payer and an effective date of February 1, 2011. The interest rate swaps fixed LIBOR at 1.368% for the term of the swaps and expired during fiscal 2014 on February 3, 2014.

Commodities: Certain commodities such as soybean meal, corn, wheat, soybean oil, diesel fuel and natural gas (collectively, “commodity contracts”) are used in the production and transportation of the Operating Subsidiary’s products. Generally these commodities are purchased based upon market prices that are established with the vendor as part of the purchase process. The Operating Subsidiary uses futures, swaps, swaption and option contracts, as deemed appropriate; to reduce the effect of price fluctuations on anticipated purchases. These contracts may have a term of up to 36 months. The Company accounts for these commodities derivatives as either economic or cash flow hedges. Changes in the value of economic hedges are recorded directly in earnings. For cash flow hedges, the effective portion of derivative gains and losses is deferred in equity and recognized as part of cost of products sold in the appropriate period and the ineffective portion is recognized as other (income) expense.

The table below presents the notional amounts of the Operating Subsidiary’s commodity derivative contracts as of the dates indicated (in millions):

	January 25, 2015	April 27, 2014

Commodity contracts	$173.2	$124.8

Foreign Currency: From time to time, the Operating Subsidiary manages its exposure to fluctuations in foreign currency exchange rates by entering into forward contracts to cover a portion of its projected expenditures paid in local currency. These contracts may have a term of up to 36 months. The Company accounts for these contracts as either economic or cash flow hedges. Changes in the value of economic hedges are recorded directly in earnings. For cash flow hedges, the effective portion of derivative gains and losses is deferred in equity and recognized as part of cost of products sold in the appropriate period and the ineffective portion is recognized as other (income) expense.

The table below presents the notional amounts of the Operating Subsidiary’s foreign currency derivative contracts as of the dates indicated (in millions). As of April 27, 2014, the Operating Subsidiary did not have any outstanding foreign currency exchange contracts because the Operating Subsidiary did not believe it was in its best interest at the time. All of the foreign currency derivative contracts held on January 25, 2015 are scheduled to mature prior to the end of fiscal 2015.

	January 25, 2015	April 27, 2014

Contract amount	$6.5	$—

BLUE ACQUISITION GROUP, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the nine months ended January 25, 2015

(unaudited)

Fair Value of Derivative Instruments

The fair value of derivative instruments recorded in the Condensed Consolidated Balance Sheets as of January 25, 2015 was as follows (in millions):

	Asset derivatives		Liability derivatives
Derivatives in cash flow hedging relationships	Balance Sheet location	Fair value	Balance Sheet location	Fair value
Interest rate contracts	Prepaid expenses and other current assets	$—	Accounts payable and accrued expenses	$16.7	(1)
Commodity and other contracts	Prepaid expenses and other current assets	—	Accounts payable and accrued expenses	21.7	(2)
Foreign currency exchange contracts	Prepaid expenses and other current assets	0.7	Accounts payable and accrued expenses	—

Total		$0.7		$38.4

(1)	Represents liability derivatives designated as economic hedges.
(2)	Includes $12.5 million of commodity contracts (liability derivatives) designated as economic hedges.

The fair value of derivative instruments recorded in the Condensed Consolidated Balance Sheets as of April 27, 2014 was as follows (in millions):

	Asset derivatives			Liability derivatives
Derivatives in cash flow hedging relationships	Balance Sheet location	Fair value		Balance Sheet location	Fair value
Interest rate contracts	Other non-current assets	$—		Other non-current liabilities	$9.8	(2)
Interest rate contracts	Prepaid expenses and other current assets	—		Accounts payable and accrued expenses	25.4	(2)
Commodity and other contracts	Prepaid expenses and other current assets	9.4	(1)	Accounts payable and accrued expenses	—

Total		$9.4			$35.2

(1)	Includes $1.8 million of commodity contracts (asset derivatives) designated as economic hedges.
(2)	Represents liability derivatives designated as economic hedges.

The effect of economic hedges on other (income) expense, net in the Condensed Consolidated Statements of Operations for the period indicated below was as follows (in millions):

	Nine Months Ended
	January 25, 2015	January 26, 2014
Interest rate contracts	$0.8	$0.7
Commodity and other contracts	14.0	(10.0)

Included in other (income) expense, net	$14.8	$(9.3)

BLUE ACQUISITION GROUP, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the nine months ended January 25, 2015

(unaudited)

The effect of derivative instruments designated as cash flow hedges in the Condensed Consolidated Statements of Operations for the nine months ended January 25, 2015 was as follows (in millions):

	(Gain) loss recognized in AOCI	Location of (gain) loss reclassified from AOCI	(Gain) loss reclassified from AOCI into income	Location of (gain) loss recognized in income (ineffective portion and amount excluded from effectiveness testing)	(Gain) loss recognized in income (ineffective portion and amount excluded from effectiveness testing)
	Nine Months Ended		Nine Months Ended		Nine Months Ended
Derivatives in cash flow hedging relationships	January 25, 2015		January 25, 2015		January 25, 2015
Commodity and other contracts	$13.0	Cost of products sold	$5.4	Other (income) expense, net	$2.8
Foreign currency exchange contracts	(0.7)	Cost of products sold	(0.3)	Other (income) expense, net	—

Total	$12.3		$5.1		$2.8

The effect of the derivative instruments designated as cash flow hedges in the Condensed Consolidated Statements of Operations for the nine months ended January 26, 2014 was as follows (in millions):

	(Gain) loss recognized in AOCI	Location of (gain) loss reclassified from AOCI	(Gain) loss reclassified from AOCI into income	Location of (gain) loss recognized in income (ineffective portion and amount excluded from effectiveness testing)	(Gain) loss recognized in income (ineffective portion and amount excluded from effectiveness testing)
	Nine Months Ended		Nine Months Ended		Nine Months Ended
Derivatives in cash flow hedging relationships	January 26, 2014		January 26, 2014		January 26, 2014
Commodity and other contracts	$(4.3)	Cost of products sold	$7.0	Other (income) expense, net	$(1.1)

Total	$(4.3)		$7.0		$(1.1)

At January 25, 2015, $7.2 million is expected to be reclassified from AOCI to cost of products sold within the next 12 months.

Note 6. Fair Value Measurements

A three-tier fair value hierarchy is utilized to prioritize the inputs used in measuring fair value. The hierarchy gives the highest priority to quoted prices in active markets (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels are defined as follows:

•	Level 1 Inputs—unadjusted quoted prices in active markets for identical assets or liabilities;

•	Level 2 Inputs—quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument; and

•	Level 3 Inputs—unobservable inputs reflecting the Company’s own assumptions in measuring the asset or liability at fair value.

The Operating Subsidiary uses interest rate swaps, commodity contracts and forward foreign currency contracts to hedge market risks relating to possible adverse changes in interest rates, commodity prices, diesel fuel prices and foreign exchange rates.

BLUE ACQUISITION GROUP, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the nine months ended January 25, 2015

(unaudited)

The following table provides the fair value hierarchy for financial assets and liabilities measured on a recurring basis (in millions):

	Level 1		Level 2		Level 3
Description	January 25, 2015	April 27, 2014	January 25, 2015	April 27, 2014	January 25, 2015	April 27, 2014

Assets
Commodity and other contracts	$—	$7.5	$—	$1.9	$—	$—
Foreign currency exchange contracts	—	—	0.7	—	—	—

Total	—	7.5	0.7	1.9	—	—

Liabilities
Interest rate contracts	—	—	16.7	35.2	—	—
Commodity and other contracts	8.1	—	13.6	—	—	—
Contingent consideration	—	—	—	—	2.2	3.1

Total	$8.1	$—	$30.3	$35.2	$2.2	$3.1

The Company’s determination of the fair value of its interest rate swaps was calculated using a discounted cash flow analysis based on the terms of the swap contracts and the observable interest rate curve. Futures and options contracts are traded on regulated exchanges such as the Chicago Board of Trade, Kansas City Board of Trade and the New York Mercantile Exchange. The Company values these contracts based on the daily settlement prices published by the exchanges on which the contracts are traded. The commodities swap and swaption contracts are traded over-the-counter and are valued based on the Chicago Board of Trade quoted prices for similar instruments in active markets or corroborated by observable market data available from the Energy Information Administration. The Company measures the fair value of foreign currency forward contracts using an income approach based on forward rates (obtained from market quotes for futures contracts with similar terms) less the contract rate multiplied by the notional amount.

The Company has classified contingent consideration as Level 3 in the fair value hierarchy as it is based on unobservable inputs. Significant inputs and assumptions are management’s estimate of net sales using probability weighted estimates and the discount rate used to calculate the present value of the liability. Significant changes in any Level 3 input or assumption would result in increases or decreases to fair value measurements for contingent consideration. See Note 5 of the 2014 Annual Report for additional information.

The Operating Subsidiary has both fixed and floating rate debt. The Operating Subsidiary uses Level 2 inputs to estimate the fair value of such debt. As of January 25, 2015, the book value of the Operating Subsidiary’s floating rate debt instruments approximates fair value. The following table provides the book value and the fair value of the Company’s fixed rate notes (“Senior Notes”) (in millions):

Senior Notes	January 25, 2015	April 27, 2014
Book value	$900.0	$900.0
Fair value	$896.6	$938.3

Fair value for both fixed and floating rate debt was estimated based on quoted market prices from the trading desk of a nationally recognized investment bank. As the Senior Notes are available to investors through certain brokerage firms, and as a result not actively traded, the Company has classified the fair value of this debt as Level 2 of the fair value hierarchy.

Note 7. Retirement Benefits

Periodic Retirement Benefit Cost

The Operating Subsidiary sponsors a qualified defined benefit pension plan (“pension benefits” or “pension plan”) and several unfunded defined benefit postretirement plans (“other benefits” or “postretirement plans”) providing certain medical, dental and life insurance benefits to eligible retired, salaried, non-union hourly and union employees. See Note 11 of the 2014 Annual Report for

BLUE ACQUISITION GROUP, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the nine months ended January 25, 2015

(unaudited)

additional information about these plans. The components of net periodic benefit cost for the pension benefits and other benefits for the period indicated are as follows (in millions):

	Pension Benefits		Other Benefits
	Nine Months Ended
	January 25, 2015	January 26, 2014	January 25, 2015	January 26, 2014
Components of net periodic benefit cost:
Service cost for benefits earned during the period	$5.4	$5.3	$0.1	$0.1
Interest cost on projected benefit obligation	4.1	5.5	1.1	2.0
Expected return on plan assets	(6.6)	(10.1)	—	—
Net (loss) gain amortization	—	—	(1.3)	0.9

Net periodic benefit cost (credit)	$2.9	$0.7	$(0.1)	$3.0

Plan Amendment

In December 2014, the Operating Subsidiary amended its retiree medical defined benefit plan, with respect to Medicare-eligible retirees, to convert from a premium based plan to a healthcare exchange effective January 1, 2015. The change resulted in a decrease to the projected benefit obligation and a corresponding gain of $18.9 million, which will be amortized over five years. As a result, the Company recognized a $0.3 million benefit to the Condensed Consolidated Statements of Operations for the nine months ended January 25, 2015, with an approximate $1.0 million benefit expected to be recognized in the fourth quarter of fiscal 2015. The remeasurement of the plan obligations as of January 1, 2015 utilized a discount rate of 4.30%, as well as the RP-2014 mortality table with collar adjustment and generational projection based on MP-2014 (issued October 2014).

Sale of the Consumer Products Business

Following the sale of the Consumer Products Business, the Operating Subsidiary transferred a significant amount of the plan obligations and plan assets for the pension benefits and other benefits, as well as the related components of net periodic benefit costs, for the transferred employees and retirees of the Consumer Products Business to the Acquiror. The Operating Subsidiary completed the transfer of plan assets for pension benefits in February 2015. Plan assets for the pension benefits were allocated to the Acquiror in accordance with the Employee Retirement Income Security Act of 1974 Section 4044. The final transfer amount was adjusted to reflect actual investment income or losses less pension payments made by the Operating Subsidiary on the Acquirors’ behalf, from the sale date to the actual asset transfer date, in accordance with the purchase agreement. The Operating Subsidiary final transfer amount was materially accurate to the amount disclosed in Note 11 of the 2014 Annual Report.

BLUE ACQUISITION GROUP, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the nine months ended January 25, 2015

(unaudited)

Note 8. Accumulated Other Comprehensive Income

The following table summarizes the reclassifications from accumulated other comprehensive income to the Condensed Consolidated Statements of Operations for the period indicated (in millions):

Details about Accumulated Other Comprehensive Income Components	Amount Reclassified from Accumulated Other Comprehensive Income		Affected Line Item in the Condensed Consolidated Statements of Operations
	Nine Months Ended
	January 25, 2015	January 26, 2014
Gains (losses) on cash flow hedges:
Commodity and other contracts	$(5.4)	$7.0	Cost of products sold
Foreign currency exchange contracts	0.3	—	Cost of products sold

Total reclassifications, before tax	(5.1)	7.0

Tax provision (benefit)	(2.0)	2.7	Provision for income taxes

Total reclassifications, net of tax	$(3.1)	$4.3

Defined benefit plan items (1):

Amortization of prior service benefits (credits)	$(0.7)	$1.1

Amortization of actuarial gains (losses)	1.1	(1.0)

Total reclassifications, before tax	0.4	0.1

Tax provision	0.2	—	Provision for income taxes

Total reclassifications, net of tax	$0.2	$0.1

(1)	These accumulated and other comprehensive income components are included in the computation of net periodic pension and postretirement benefit costs. See Note 7 for additional information.

Note 9. Legal Proceedings

There have been no material developments in the legal proceedings of the Company and its subsidiaries since those reported in the 2014 Annual Report.

Note 10. Related Party Transactions

See Note 17 of the 2014 Annual Report for a description of the Company’s related party transactions. As of January 25, 2015, there was a payable of $1.6 million due to the managers related to the monitoring agreement, which is included in accounts payable and accrued expenses in the Condensed Consolidated Balance Sheets. As of April 27, 2014, there was a payable of $1.6 million due to the managers related to the monitoring agreement. For the nine months ended January 25, 2015 and January 26, 2014 the Operating Subsidiary paid $2.1 million, to a KKR affiliate for rent related to a leased administrative space in Pittsburgh, PA. During the nine months ended January 26, 2014 the Operating Subsidiary paid $3.5 million to a Vestar advisor for a finder’s fee related to the Natural Balance acquisition.

Note 11. Subsequent Events

See Note 19 of the 2014 Annual Report for a description of events affecting the Company subsequent to January 25, 2015.